UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): January 20, 2015

SOUL AND VIBE INTERACTIVE INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55091	38-3829642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 South Hwy 100, Suite 500 St. Louis Park MN		55416
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 400-8040

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, and (ii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 1.01	Entry Into a Material Definitive Agreement

On January 20, 2015, Soul and Vibe Interactive Inc. (the “Company”) and Peter Anthony Chiodo (the “Executive”) executed an Employment Agreement (the “Agreement”), which was effective as of January 1, 2015. Pursuant to the Agreement, Executive will continue to serve Company’s Chief Executive Officer. The term of the Agreement commenced on January 1, 2015 and is for a period of five years, unless terminated sooner pursuant to the terms of the Agreement. Executive will be paid a base salary of $160,000, subject to annual adjustments, in addition to a signing bonus of $60,000. Executive will be entitled to receive an aggregate of 4,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), of which 960,000 such shares shall be issued immediately with the remaining 3,040,000 shares to be issued at the rate of 160,000 shares per quarter on the first day of each quarter beginning April 1, 2015 and continuing up to and including December 31, 2019.

Pursuant to the Agreement, the Executive has received a warrant (the “Warrant”) to purchase 4,000,000 shares of Common Stock, which shall terminate on the earlier of 5 years from the grant date. The exercise price of the Warrant is $0.03 per share, subject to adjustment for certain events as set forth in the Warrant. In addition, the Warrant shall be callable by the Company beginning July 1, 2015, provided the Common Stock trades at a volume–weighted average price of $0.10 or greater for ten (10) consecutive trading days on the Company’s principal trading market.

The Agreement imposes, in addition to the above, obligations on the Executive regarding confidentiality and non-competition.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Equity Securities

Please see Item 1.01 (Entry into a Material Definitive Agreement) of this Current Report on Form 8-K, which is incorporated herein by reference. The description of the Agreement and the Warrant appearing in Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Agreement and to the Warrant, which is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Please see Item 1.01 (Entry into a Material Definitive Agreement) of this current report on Form 8-K, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal year

As previously reported on Current Report on Form 8-K filed with the SEC on July 31, 2013, on July 28, 2013, the board of directors (the “Board”) authorized the designation of a new series of preferred stock out of its available preferred stock and authorized the issuance of up to 130,000 shares of Series B Preferred Stock. On July 30, 2013, the Company filed the Certificate of Designation of the Series B Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. Each such share of Series B Preferred Stock entitled its holder to vote the equivalent of 1,000 shares of Common Stock at the record date for the determination of shareholders entitled to vote on any matter coming before the common shareholders or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The Series B Preferred Stock has no stated value, is not convertible into other securities of the Company and has no liquidation preference.

On January 20, 2015, the Board approved a an Amendment to Certificate of Designation (the “Amendment”) to the Certificate of Designation increasing the voting power of its holders to 2,000 shares of Common Stock; other than the change in voting power, no amendment to the Certificate of Designation was made. On July 20, 2015, the Company filed the Amendment with the Secretary of State of the State of Nevada. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description
3.1	Amendment to Certificate of Designation
4.1	Form of Warrant
10.1	Form of Employment Agreement by and between the Company and Peter Anthony Chiodo

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUL AND VIBE INTERACTIVE INC.

Date: January 23, 2015	By:	/s/ Peter Anthony Chiodo
Peter Anthony Chiodo
Chief Executive Officer and President

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